Exhibit 23.2

EXHIBIT 19

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Utah Medical Products, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 333-127946, 333-199337  (on Form S-8), and 333-182078 (on Form S-3) of Utah Medical Products, Inc. of our audit reports dated March 4th, 2015, on the financial statements and internal control over financial reporting of Femcare Group Limited, which reports appear in this annual report on Form 10-K of Utah Medical Products, Inc. for the years ended 31 December 2014, 2013 and 2012.

/s/ The Norton Practice

THE NORTON PRACTICE
Chartered Accountants and Statutory Auditors
Reading
United Kingdom

March 4th, 2015